UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 21, 2007 (August 17, 2007)
BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
389-A Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 844-1280
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
     On August 17, 2007, BioMimetic Therapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”), with Noblegene Development, LLC, a Tennessee limited liability company (“Noblegene”). This Lease is for approximately 30,000 square foot in a new building to be built in the same complex as the Company’s headquarters in Franklin, Tennessee. The Company intends to move certain of its manufacturing operations to the new space once it is completed. Under the terms of the Lease, upon the completion of the building the Company will initially pay Noblegene monthly rent of $62,500, as adjusted for inflation, plus additional proportionate operating and insurance costs. In addition, the Company’s Lease rate will be reduced at various intervals as the building’s occupancy increases. The Lease also provides for a Tenant Improvement Allowance of $2.5 million to reimburse Tenant for construction costs associated with building out the leased space. The Tenant Improvement Allowance represents the Company’s portion of a $5 million grant awarded to Noblegene for the construction of the new building. The Company will receive the Tenant Improvement Allowance within thirty (30) days of the earlier of: (a) two years after the date the Company obtains a Certificate of Occupancy for the new space; or (b) upon the Landlord obtaining a permanent mortgage on the new building. The initial term of the lease continues ten years from the commencement date, which is expected to be approximately March 2008. BioMimetic has the option to extend the term of the Lease for 2 additional five-year terms. The Lease is a triple net lease. Under the terms of the lease, the Company agreed to indemnify Noblegene under specific circumstances.
     Dr. Lynch, the Company’s President and Chief Executive Officer and John N. Weckesser, Dr. Lynch’s wife’s brother-in-law are principles in Noblegene. To date, Dr. Lynch has not received any amounts from the Company for the Lease because Noblegene has operated at a loss and has not made any distributions of profits to its members. Dr. Lynch will not receive any amounts from the Company for the Lease unless and until Noblegene distributes profits to its members. The Lease was approved by the Company’s Audit Committee as a related party transaction.
     The above description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Lease Agreement dated as of the 17th day of August, 2007, by and between Noblegene Development, LLC, a Tennessee limited liability company and BioMimetic Therapeutics, Inc., a Delaware corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Earl Douglas
	Name:	Earl Douglas
	Title:	General Counsel

Date: August 20, 2007